Exhibit 4.34

Private & Confidential
Dated 14 October 2010

THIRD SUPPLEMENTAL AGREEMENT
relating to a Revolving Credit Facility and a Guarantee
and Letter of Credit Facility of
up to (originally) US$1,000,000,000
to
AEGEAN MARINE PETROLEUM S.A.
as Borrower

provided by
THE BANKS AND FINANCIAL INSTITUTIONS
listed in schedule 1
as Banks

Mandated Lead Arranger and Bookrunner
HSH NORDBANK AG
Agent, Security Agent and Account Bank
THE ROYAL BANK OF SCOTLAND PLC

Contents

Clause		Page

1	Definitions	2
2	Consent of the Creditors	4
3	Amendments to Principal Agreement and Principal Corporate Guarantee	4
4	Representations and warranties	6
5	Conditions	8
6	Supplemental Parties' confirmations	8
7	Fees and expenses	8
8	Miscellaneous and notices	9
9	Applicable law	10

THIS THIRD SUPPLEMENTAL AGREEMENT is dated      October 2010 and made BETWEEN:

(1)	AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the "Borrower");

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in schedule 1 as Banks (together the "Banks");

(3)	THE ROYAL BANK OF SCOTLAND PLC as agent (the "Agent");

(4)	THE ROYAL BANK OF SCOTLAND PLC as account bank (the "Account Bank");

(5)	THE ROYAL BANK OF SCOTLAND PLC as security agent (the "Security Agent");

(6)	HSH NORDBANK AG as mandated lead arranger and bookrunner (the "Arranger");

(7)	THE COMPANIES listed in Schedule 2 as Owners (together the "Owners" and each an "Owner");

(8)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Manager");

(9)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic whose registered office is at 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the "New Manager"); and

(10)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Corporate Guarantor").

WHEREAS:

(A)	this Agreement is supplemental to:

(a)
the loan agreement dated 30 September 2008 (the "Original Agreement"), as amended and supplemented by various supplemental letters and agreements (the "Supplemental Letters") and as further amended and restated by a first supplemental agreement dated 16 March 2009 (the "First Supplemental Agreement") and by a second supplemental agreement dated 17 September 2009 (the "Second Supplemental Agreement" and, together with the Original Agreement, the Supplemental Letters and the First Supplemental Agreement, the "Principal Agreement") made between (1) the Borrower as borrower, (2) the Banks as lenders, (3) the Agent, (4) the Arranger, (5) the Security Agent and (6) the Account Bank, relating to a revolving credit facility and a multi-currency guarantee and letter of credit facility of up to One billion Dollars

($1,000,000,000), made available by the Banks to the Borrower upon the terms and conditions set out therein; and

(b)
the corporate guarantee dated 17 September 2009 (the "Principal Corporate Guarantee") made between the Corporate Guarantor and the Agent in respect of the obligations of the Borrower under the Principal Agreement;

(B)	the Borrower has requested that the Creditors:

(a)	agree that the minimum shareholding threshold of Mr Dimitrios Melisanidis in the Corporate Guarantee is reduced from 26% to 15%;

(b)	consent to the sale of m.t.s Aegean IX, Aegean Force and Aegean Pride I;

(c)
consent to the Borrower entering into a certain facility agreement with BNP Paribas on terms requested and presented in writing by the Borrower to the Creditors prior to the date of this Agreement; and

(d)	agree that L/Cs may be issued under the Guarantee Facility, also on account of APII (as defined below), a wholly-owned direct Subsidiary of the Corporate Guarantor;

(C)
the Creditors have given their consent to the sale of m.t.s Aegean IX, Aegean Force and Aegean Pride I and to the Borrower entering into such credit facility with BNP Paribas as mentioned in Recital (B) and to the other matters referred to in Recital (B) above, on condition that:

(a)	the Applicable RCF 1 Limit is reduced from US$102,500,000 to US$97,935,000;

(b)	a prepayment of US$6,000,000 is made to the Banks under RCF 1 (which prepayment has already been made by the Borrower);

(c)	the entry into the said credit facility with BNP Paribas is subject to the restrictions and other terms and conditions set out in clause 2.1.2; and

(d)	certain other amendments are made to the Principal Agreement and the Principal Corporate Guarantee; and

(D)	this Agreement sets out (inter alia) the terms and conditions upon which the Creditors have, at the request of the Borrower, agreed to the matters referred to in Recital (B) above.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

"APII" means Aegean Petroleum International Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

"APII Guarantee" means the corporate guarantee executed or (as the context may require) to be executed by APII in favour of the Security Agent in the form set out in schedule 5;

"APII Oil Products Security Deed" means the deed creating security over (inter alia) Oil Products executed or (as the context may require) to be executed by APII in favour of the Security Agent in the form set out in schedule 6;

"Corporate Guarantee" means the Principal Corporate Guarantee as amended by this Agreement;

"Creditors" means the Agent, the Arranger, the Security Agent, the Banks and the Account Bank and "Creditor" means any of them;

"Effective Date" means the date, no later than 27 October 2010, on which the Agent notifies the Borrower in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 3 in a form and substance satisfactory to it;

"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;

"Mortgage Addendum" means, in relation to each Mortgage over a Ship which on the date of this Agreement flies the Liberian and the Panamanian flag, the addendum to such Mortgage executed or (as the context may require) to be executed between the relevant Borrower and the Security Agent in such form as the Agent (acting on the instructions of the Majority Banks in their sole discretion) may require, and "Mortgage Addenda" means any of them;

"New Security Documents" means, together, the APII Oil Products Security Deed, the Mortgage Addenda and the APII Guarantee;

"Relevant Documents" means this Agreement and the New Security Documents;

"Relevant Parties" means the Borrower, the Owners, the Manager, the New Manager, APII and the Corporate Guarantor or, where the context so requires or permits, means any or all of them; and

"Supplemental Parties" means the Relevant Parties other than APII or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement and Principal Corporate Guarantee

(a)
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

(b)
References in the Principal Corporate Guarantee to "this Guarantee" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Corporate Guarantee as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Corporate Guarantee, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.2 to 1.5 (inclusive) of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2	Consent of the Creditors

2.1
The Creditors, relying upon the representations and warranties made by each of the Supplemental Parties in clause 4, agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 27 October 2010 of the conditions contained in clause 5 and schedule 3, the Creditors agree to:

(a)	the sale of m.t. Aegean IX, m.t. Aegean Force and m.t. Aegean Pride I and the other matters set out in Recital (B) of this Agreement;

(b)
the Borrower entering into a credit facility with BNP Paribas in the amount not exceeding $100,000,000, for a period not exceeding 12 months on the terms and conditions communicated by the Borrower to the Agent by an email on 18 November 2009 under which the Borrower made the request for such consent to the Agent; and

(c)	the amendment of the Principal Agreement and the Principal Corporate Guarantee on the terms set out in clause 3.

2.2	The Agent (acting on the instructions of all the Banks) shall advise the Borrower in writing of the Effective Date.

3	Amendments to Principal Agreement and Principal Corporate Guarantee

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 4 and (as so amended) will continue to be binding upon the Creditors and the Borrower in accordance with its terms as so amended and restated.

3.2	Amendments to Principal Corporate Guarantee

The Principal Corporate Guarantee shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the following provisions (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended):

(a)	by deleting clause 4.1.10 of the Principal Corporate Guarantee in its entirety and by inserting in its place the following new clause 4.1.10:

"4.1.10  Shareholdings

(a)	the Borrower, each Owner, APII and each Manager are wholly-owned direct or indirect Subsidiaries of the Guarantor; and

(b)
no less than 15% of the total issued voting share capital of the Guarantor and no less than 15% of the total issued share capital of the Guarantor, is ultimately beneficially owned by Mr Dimitrios Melisanidis; and

(c)	Mr Dimitrios Melisanidis has and exercises the control of the Corporate Guarantor and the board of directors; and

(d)
no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Guarantor or of the total issued share capital of the Guarantor, or have, exercise or have obtained the control of the Guarantor or of its board of directors;";

(b)	by adding the words "or APII" after the words "in the Borrower" in clause 5.2.6 of the Principal Corporate Guarantee;

(c)	by deleting paragraph (c) of clause 5.3.1 of the Principal Corporate Guarantee in its entirety and by inserting in its place the following new paragraph (c):

"(c)  Liquidity

 it maintains on a consolidated basis:

(i)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period; and

(ii)	Consolidated Liquid Funds of no less than $15,000,000 on an average daily basis; and;"; and

(d)	by deleting paragraph (c) of clause 1 of schedule 1 (Form of Compliance) of the Principal Corporate Guarantee in its entirety and by inserting in its place the following new paragraph (c):

"(c)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each calendar month and at the end of each Accounting Period: -

As at [insert date of accounts], the Consolidated Liquid Funds are $[•] and are calculated as follows:

➢ cash held with the Account Bank of $[•];

➢ cash held with [•] of $[•];

➢ cash held with [•] of $[•];

➢ cash held with [•] of $[•];

➢ the undrawn amount of any committed overdraft facilities available to any member of the Group (including the Overdraft Facility) of $[•]; and

➢ other, such as [•] of $[•].".

3.3	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement and the Principal Corporate Guarantee shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) the Principal Corporate Guarantee and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Supplemental Parties represents and warrants to the Creditors that:

(a)	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Principal Corporate Guarantee and each Owner's Guarantee were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made on the date of this Agreement with reference to the facts and circumstances existing on such date;

(b)	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

(c)	Binding obligations

the Relevant Documents to which it is or is to be a party are duly executed by the Relevant Parties and constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

(d)	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

(e)	No filings required

save for the registration of any Mortgage Addenda with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

(f)	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda), the laws of the relevant choice of the Flag State to govern the Mortgage Addenda and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

(g)	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the form of the amended and restated Loan Agreement set out in schedule 4 and clause 4 of the Principal Corporate Guarantee and each Owner's Guarantee, shall be deemed to be repeated by the Supplemental Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 3 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consent of the Creditors referred to in clause 2 shall be further subject to:

(a)	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of all the Banks) in whole or in part with or without conditions.

6	Supplemental Parties' confirmations

Each of the Supplemental Parties hereby confirms its consent to the amendments to the Principal Agreement and the Principal Corporate Guarantee, and the other arrangements contained in this Agreement and agrees that:

6.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement and the Principal Corporate Guarantee by this Agreement and the other arrangements contained in this Agreement;

6.2
its obligations under the relevant Security Documents to which it is a party include any and all amounts owing by the Borrower under the Principal Agreement as amended and supplemented by this Agreement;

6.3
with effect from the Effective Date, references to "the Agreement" or the "the Loan Agreement", or the "Facility Agreement" (or similar or equivalent references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended; and

6.4
with effect from the Effective Date references to the "Corporate Guarantee" (or similar or equivalent references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Corporate Guarantee as amended and supplemented by this Agreement and as from time to time hereafter amended.

7	Fees and expenses

7.1	Fee

The Borrower shall pay to the Agent, for the account of the Banks (pro rata in accordance with their Percentages), on the date of this Agreement, a non-refundable restructuring fee of Sixty thousand Dollars ($60,000) (receipt of which is hereby acknowledged by the Agent).

7.2	Expenses

The Borrower agrees to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

(a)
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

(b)
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.4	Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Supplemental Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrower" in the said clause 17 save that any notices to be sent to the Corporate

Guarantor hereunder shall be sent to the address of the Corporate Guarantor referred to in clause 8.1 of the Principal Corporate Guarantee.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

9.2	Submission to jurisdiction

Each of the Supplemental Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Supplemental Parties or any of its assets may be brought in the English courts.  Each of the Supplemental Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Supplemental Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Supplemental Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Names and lending offices of the Banks

Name	Lending Office
The Royal Bank of Scotland plc	45 Akti Miaouli 185 36 Piraeus Greece
HSH Nordbank AG	Gerhart-Hauptmann- Platz 50 20095 Hamburg Germany

Schedule 2

The Owners

	(1) Owner	(2) Country of Incorporation	(3) Registered office
1	Aegean Daisy Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
2	Aegean Rose Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
3	Baltic Navigation Company	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
4	Carnaby Navigation Inc.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
5	Mare Vision S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
6	Aegean Tanking S.A.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
7	Ouranos Tanking S.A.	Liberia	80 Broad Street, Monrovia, Liberia
8	Sea Breezer Marine S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
9	Aegean Breeze Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
10	Aegean Tiffany Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
11	Aegean X Maritime Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
12	Pontos Navigation Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
13	Aegean Marine Petroleum LLC (Collateral Owner A)	United Arab Emirates	P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates
14	Aegean Seven Maritime Inc. (Collateral Owner B)	Liberia	80 Broad Street, Monrovia, Republic of Liberia

(1) Owner	(2) Country of Incorporation	(3) Registered office
15	Venus Holding Company (Collateral Owner C)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

Schedule 3

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:

(A)	being true and correct;

(B)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(C)	not having been amended, modified or revoked; and

(D)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2           Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3           New Security Documents

the APII Guarantee, the Mortgage Addenda and the APII Oil Products Security Deed, each duly executed by the relevant parties to it;

4	Mortgage Addenda registration

evidence that any Mortgage Addenda have been registered through the relevant Registry;

5	Legal opinions

such legal opinions in relation to the laws of Greece, Liberia and the Marshall Islands and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate;

6	Oil Products insurance

(i)
a copy, certified by the Borrower's counsel to be a true copy of the original, of the insurance policy or policies complying with the terms required under clause 8.1.16 of the amended and restated Loan Agreement, including in respect of the Oil Products owned from time to time by APII, and otherwise in all respects acceptable to the Agent;

(ii)	evidence that the Borrower is in all respects in compliance with clause 8.1.16 of the amended and restated Loan Agreement; and

(iii)	if requested by the Banks, an insurance opinion from insurance advisors to the Agent on the matters referred to in this paragraph 6, at the cost of the Borrower; and

7	Process agent

an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and the other Relevant Documents in which it is or is to be appointed as such Relevant Party's agent.

Schedule 4

Form of Amended and Restated Loan Agreement

Schedule 5

Form of APII Guarantee

Schedule 6

Form of APII Oil Products Security Deed

Borrower

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of each of	)	/s/ Ypapanti Koumbiadou
AEGEAN MARINE PETROLEUM S.A.	)	Attorney-in-fact
as Borrower	)
in the presence of	)

/s/ Anthi Keketov
Witness
Name: Anthi Kekatov
Address:
Occupation:

Banks

SIGNED by Fotios Brutimos	)
for and on behalf of	)	/s/ Fotios Bratimos
THE ROYAL BANK OF SCOTLAND PLC	)	Attorneys-in-fact
as Bank	)

SIGNED by Pinelopi-Anna Miliou	)
for and on behalf of	)	/s/ Pinelopi-Anna Miliou
HSH NORDBANK AG	)	Attorney-in-fact
as Bank	)

Agent

SIGNED by Fotios Bratimos	)
for and on behalf of	)	/s/ Fotios Bratimos
THE ROYAL BANK OF SCOTLAND PLC	)	Attorneys-in-fact
as Agent	)

Security Agent

SIGNED by Fotios Bratimos	)
for and on behalf of	)	/s/ Fotios Bratimos
THE ROYAL BANK OF SCOTLAND PLC	)	Attorneys-in-fact
as Security Agent	)

Account Bank

SIGNED by Fotios Bratimos	)
for and on behalf of	)	/s/ Fotios Bratimos
THE ROYAL BANK OF SCOTLAND PLC	)	Attorneys-in-fact
as Account Bank	)

Issuing Bank

SIGNED by Fotios Bratimos	)
for and on behalf of	)	/s/ Fotios Bratimos
THE ROYAL BANK OF SCOTLAND PLC	)	Attorneys-in-fact
as Issuing Bank	)

Arranger

SIGNED by Pinelopi-Anna Miliou	)
for and on behalf of	)	/s/ Pinelopi-Anna Miliou
HSH NORDBANK AG	)	Attorney-in-fact
as Arranger	)

Owners

EXECUTED as a DEED by Emmanuil Giannikouris	)
for and on behalf of	)	/s/ Emmanuil Giannikouris
AEGEAN DAISY MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Emmanuil Giannikouris	)
for and on behalf of	)	/s/ Emmanuil Giannikouris
AEGEAN ROSE MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
BALTIC NAVIGATION COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
CARNABY NAVIGATION INC.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
MARE VISION S.A.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN TANKING S.A.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
OURANOS TANKING S.A.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
SEA BREEZER MARINE S.A.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Kyriakos Kyriakou	)
for and on behalf of	)	/s/ Kyriakos Kyriakou
AEGEAN BREEZE MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Kyriakos Kyriakou	)
for and on behalf of	)	/s/ Kyriakos Kyriakou
AEGEAN TIFFANY MARITIME COMPANY	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN X MARITIME INC.	)	Attorney-in-fact
as Owner	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
PONTOS NAVIGATION INC.	)	Attorney-in-fact
in the presence of:	)
as Owner	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN MARINE PETROLEUM LLC	)	Attorney-in-fact
in the presence of:	)
as Owner	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN SEVEN MARITIME INC.	)	Attorney-in-fact
in the presence of:	)
as Owner	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
VENUS HOLDING COMPANY	)	Attorney-in-fact
in the presence of:	)
as Owner	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

Manager

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
in the presence of:	)
as Manager	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

New Manager

EXECUTED as a DEED by Kyriakos Kyriakou	)
for and on behalf of	)	/s/ Kyriakos Kyriakou
AEGEAN MANAGEMENT SERVICES M.C.	)	Attorney-in-fact
in the presence of:	)
as New Manager	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation:

Corporate Guarantor

EXECUTED as a DEED by Ypapanti Koumbiadou	)
for and on behalf of	)	/s/ Ypapanti Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
in the presence of:	)
as Corporate Guarantor	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address:
Occupation: